Exhibit 99.1

Exelis reports third-quarter 2012 financial results; maintains 2012 full-year outlook

  $1.3 billion in orders for third quarter 2012, strongest quarter year-to-date
  Earnings of $0.47 per share, adjusted earnings of $0.45 per share
  Third quarter free cash flow of $167 million

MCLEAN, Va.--(BUSINESS WIRE)--November 2, 2012--ITT Exelis (NYSE: XLS) today reported 2012 third-quarter revenue of $1.4 billion, an 11 percent decrease from the same previous-year period. Third-quarter 2012 earnings were $0.47 per share, a 13 percent decrease from the same period in 2011 and, adjusted earnings per share were $0.45 for the quarter. Adjusted operating income was $149 million and adjusted operating margin was 10.9 percent. Free cash flow for the quarter of $167 million was driven by lower required pension contributions and improved collections.

During the third quarter, Exelis secured $1.3 billion in new orders, including upgrade and delivery of airborne electronic warfare equipment for domestic and international customers, base operations and logistics support at Ft. Rucker, Ala., ancillary equipment and upgrades for SINCGARS radios, as well as global logistics services and cyber solutions for the U.S. military. The company also partnered to develop a wide-area surveillance solution for the border security market and entered into agreements with the Greater Orlando Aviation Authority and Metron Aviation to provide air traffic management solutions.

“During the third quarter we improved our free cash flow and continue to be aggressive in driving efficiencies, controlling costs and earning business from new and existing customers as we execute against our corporate strategy,” said Exelis CEO and President David F. Melcher. “Revenue and income impacts in this quarter have been primarily market driven and consistent with our previous forecasts.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems third-quarter 2012 revenue was $611 million, down 18 percent from the same period in 2011, due to expected lower demand for night vision goggles, jammers and radios. C4ISR Electronics and Systems third-quarter adjusted operating income was $87 million, down 23 percent from the third-quarter of 2011, due to lower volume and sales mix partially offset by lower discretionary expenses.

Information and Technical Services

Information and Technical Services third-quarter 2012 revenue was $750 million, 5 percent lower than the same period in 2011 mainly due to the completion of an information systems contract and decreased activity on two overseas services contracts, partially offset by increased activity on our Afghanistan programs. Third-quarter adjusted operating income for the segment was $62 million, up 19 percent over the third quarter of 2011, primarily driven by productivity improvements and lower discretionary expenses.

2012 Guidance

The company affirms its previously announced guidance for 2012. Full-year 2012 revenue is expected to be near the higher end of the previously announced $5.4 billion to $5.5 billion range, a decrease of 6 percent from 2011. Full-year adjusted operating margin is expected to be 10.6 percent to 10.8 percent, an increase of 60 to 80 basis points year-over-year. Adjusted earnings are expected in the range of $1.80 to $1.86 per share, at the midpoint, reflecting a decrease of 8 percent from 2011. The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Today

Exelis senior management will host a conference call for investors today at 10 a.m. Eastern Daylight Time to review third-quarter 2012 results and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.exelisinc.com/investors.

About ITT Exelis

Exelis is a diversified, top-tier global aerospace, defense and information solutions company with strong positions in enduring and emerging global markets. Exelis is a leader in networked communications, sensing and surveillance, electronic warfare, navigation, air traffic solutions and information systems with growing positions in cyber security, composite aerostructures, logistics and technical services. The company has a 50-year legacy of innovation and technology expertise, partnering with customers worldwide to deliver affordable, mission-critical products and services for managing global threats, conflicts and complexities. Headquartered in McLean, Va., the company employs about 20,500 people and generated 2011 sales of $5.8 billion. www.exelisinc.com

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the separation of the company from ITT Corporation, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the company, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to:

  Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government or international defense budgets;
  Government regulations and compliance therewith, including changes to the Department of Defense procurement process;
  Our international operations, including sales to foreign customers;
  Competition, industry capacity and production rates;
  Misconduct of our employees, subcontractors, agents and business partners;
  The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;
  Changes in interest rates and other factors that affect earnings and cash flows;
  The mix of our contracts and programs, our performance, and our ability to control costs;
  Governmental investigations;
  Our level of indebtedness and our ability to make payments on or service our indebtedness;
  Subcontractor performance;
  Economic and capital markets conditions;
  The availability and pricing of raw materials and components;
  Ability to retain and recruit qualified personnel;
  Protection of intellectual property rights;
  Changes in technology;
  Contingencies related to actual or alleged environmental contamination, claims and concerns;
  Security breaches and other disruptions to our information technology and operations; and
  Unanticipated changes in our tax provisions or exposure to additional income tax liabilities.

In addition, there are risks and uncertainties relating to our separation from ITT Corporation, including whether those transactions will result in any tax liability, the operational and financial profile of the company or any of its businesses after giving effect to the separation, and the ability of the company to operate as an independent entity.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2011, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Exelis Inc.
Consolidated and Combined Statements of Operations
(unaudited)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Product revenue	$611	$744	$1,884	$2,111
Service revenue	750	785	2,277	2,248
Total revenue	1,361	1,529	4,161	4,359
Cost of product and service revenue
Cost of product revenue	434	510	1,328	1,465
Cost of service revenue	649	688	1,977	1,996
Selling, general and administrative expenses	114	150	377	429
Research and development expenses	18	24	48	72
Restructuring and asset impairment charges, net	3	1	5	5
Operating income	143	156	426	392
Interest expense, net	9	1	29	1
Other expense (income), net	(4)	1	3	(13)
Income from continuing operations before income tax expense	138	154	394	404
Income tax expense	50	53	150	142
Net income	$88	$101	$244	$262
Earnings Per Share
Basic
Net income	$0.47	$0.54	$1.30	$1.41
Diluted
Net income	$0.47	$0.54	$1.30	$1.40
Weighted average common shares – basic	187.6	186.2	187.3	186.2
Weighted average common shares – diluted	188.7	187.1	188.3	187.1
Cash dividends declared per common share	$0.10	$—	$0.31	$—

Exelis Inc.
Consolidated Balance Sheets
(unaudited)

(IN MILLIONS)	September 30,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$194	$116
Receivables, net	1,080	1,061
Inventories, net	310	337
Deferred tax asset	80	106
Other current assets	47	49
Total current assets	1,711	1,669
Plant, property and equipment, net	511	494
Goodwill	2,178	2,154
Other intangible assets, net	194	211
Deferred tax asset	420	507
Other non-current assets	68	64
Total non-current assets	3,371	3,430
Total assets	$5,082	$5,099
Liabilities and Shareholders' Equity
Current liabilities
Short-term debt	$134	$—
Accounts payable	416	447
Advance payments and billings in excess of costs	366	378
Compensation and other employee benefits	217	250
Other accrued liabilities	184	199
Total current liabilities	1,317	1,274
Postretirement benefit plans	1,828	2,149
Long-term debt	649	649
Deferred tax liability	1	1
Other non-current liabilities	132	133
Total non-current liabilities	2,610	2,932
Total liabilities	3,927	4,206
Commitments and contingencies (Note 13)
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,568	2,523
Retained earnings	208	23
Accumulated other comprehensive loss	(1,623)	(1,655)
Total shareholders' equity	1,155	893
Total liabilities and shareholders' equity	$5,082	$5,099

Exelis Inc.
Consolidated and Combined Statements of Cash Flows
(unaudited)

(IN MILLIONS)	Nine Months Ended September 30,
	2012	2011
Operating activities
Net income	$244	$262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97	100
Stock-based compensation	18	12
Restructuring and asset impairment charges, net	5	5
Payments for restructuring	(14)	(17)
Postretirement benefit plans expense	36	7
Postretirement benefit plans payments	(293)	(33)
Change in assets and liabilities
Change in receivables	(40)	(103)
Change in inventories	29	(91)
Change in other assets	1	(43)
Change in accounts payable	(53)	104
Change in advance payments and billings in excess of costs	(14)	17
Change in deferred taxes	147	19
Change in other liabilities	(66)	103
Other, net	—	1
Net cash provided by operating activities	97	343
Investing activities
Capital expenditures	(86)	(55)
Proceeds from the sale of assets	2	14
Acquisitions, net of cash acquired	(42)	—
Other, net	(1)	(4)
Net cash used in investing activities	(127)	(45)
Financing activities
Proceeds from commercial paper, net	134	—
Proceeds from the issuance of debt, net	—	649
Payment of debt issuance costs	—	(6)
Dividends paid	(39)	—
Proceeds from the exercise of options	14	—
Transfers to parent, net	—	(899)
Other, net	(7)	6
Net cash provided by (used in) financing activities	102	(250)
Exchange rate effects on cash and cash equivalents	6	(2)
Net change in cash and cash equivalents	78	46
Cash and cash equivalents – beginning of year	116	18
Cash and cash equivalents – end of year	$194	$64

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for sales, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“adjusted net income” defined as net income, adjusted to exclude items that include, but are not limited to significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of adjusted net income is provided below.

“segment adjusted operating income” defined as operating income of our two segments, adjusted to exclude items that include, but are not limited to significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of segment operating income is provided below.

“segment adjusted operating margin” defined as segment adjusted operating income as defined above, divided by revenue. A reconciliation of segment operating margin is provided below.

“Free cash flow” defined as GAAP cash flow from operating activities, less capital expenditures. This metric does not include dividend payments.

Exelis Inc.
Reported v. Adjusted Net Income and Adjusted EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ million, except per share)	2012	2011	2012	2011
Net Income	88	101	244	262

Separation Costs, net of tax	4	6	19	15
Reversal of Separation Related Tax Receivable Write-down	(4)	-	(4)	-
Separation Related Tax Items	(4)	-	-	-
Adjusted Net Income	84	107	259	277

Net Income per fully diluted share	$0.47	$0.54	$1.30	$1.40
Adjusted Net Income per fully diluted share	$0.45	$0.57	$1.38	$1.48

Weighted Average Shares Outstanding, Diluted	188.7	187.1	188.3	187.1

Exelis Inc.
Reported v. Adjusted Segment Operating Income and Operating Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ million)	2012	2011	2012	2011
Sales	1,361	1,529	4,161	4,359
C4ISR	611	746	1,884	2,114
I&TS	750	786	2,277	2,250
Eliminations	-	(3)	-	(5)

Segment Operating Income, As Reported	143	156	426	392
C4ISR	84	107	261	278
I&TS	59	49	165	114

Separation Costs	6	9	22	23
C4ISR	3	6	13	15
I&TS	3	3	9	8

Segment Operating Income, Adjusted	149	165	448	415
C4ISR	87	113	274	293
I&TS	62	52	174	122

Segment Operating Margin, As Reported
C4ISR	13.7%	14.3%	13.9%	13.2%
I&TS	7.9%	6.2%	7.2%	5.1%

Segment Operating Margin, Adjusted
C4ISR	14.2%	15.1%	14.5%	13.9%
I&TS	8.3%	6.6%	7.6%	5.4%

Operating Margin, As Reported	10.5%	10.2%	10.2%	9.0%
Operating Margin, Adjusted	10.9%	10.8%	10.8%	9.5%

Exelis Inc.
Quarterly Free Cash Flow

	Three Months Ended	Nine Months Ending	Six Months Ended
	September 30,	September 30,	June 30,
($ million)	2012	2012	2012
Cash Flow From Operating Activities	207	97	(110)
Subtract
Capital Expenditures	(36)	(86)	(50)

Free Cash Flow	171	11	(160)

Add:
Separation Costs, net of tax	4	19	15
Reversal of Separation Related Tax Receivable Write-down	(4)	(4)	-
Reversal of Separation Related Tax Items	(4)	-	4
Free Cash Flow, as Adjusted	167	26	(141)

Exelis Inc.
Free Cash Flow Year-to-Date

	Nine Months Ending	Nine Months Ending
	September 30,	September 30,
($ million)	2012	2011
Cash Flow From Operating Activities	97	343
Subtract
Capital Expenditures	(86)	(55)

Free Cash Flow	11	288

Add:
Separation Costs, net of tax	19	15
Reversal Separation Tax Receivable	(4)	-
Separation Related Tax Items	-	-
Free Cash Flow, as Adjusted	26	303

Exelis Inc.
2012 Guidance Midpoint

Twelve Months Ending
($ million, except per share)	December 31, 2012
Sales, Guidance Mid Point Estimate	5,450

Operating Income, Guidance Mid Point Estimate	567

Separation Costs	27

Adjusted Operating Income, Guidance Mid Point Estimate	594

Operating Margin, Guidance Mid Point Estimate	10.4%
Adjusted Operating Margin, Guidance Mid Point Estimate	10.9%

Net Income, Guidance Mid Point Estimate	327
Separation Costs, net of tax	17

Adjusted Net Income, Guidance Mid Point Estimate	344

Net Income per fully diluted share, Guidance Mid Point Estimate	$1.74
Adjusted Net Income per fully diluted share, Guidance Mid Point Estimate	$1.83

Weighted Average number shares outstanding diluted	188.5

CONTACT:
ITT Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com